Exhibit 2.2

First Amendment to Contribution Agreement

This First Amendment to Contribution Agreement (this “Amendment”) is made and entered into on this 31st day of May, 2012 (the “Effective Date”) by and among Trade Street Property Fund I, LP, a Delaware limited partnership (“Trade Street Fund”), Trade Street Capital, LLC, a Florida limited liability company (“Trade Street Capital”), Feldman Mall Properties, Inc., a Maryland corporation (the “Acquirer”), Feldman Equities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), BCOM Real Estate Fund, LLC, a Delaware limited liability company (“BREF”), Trade Street Adviser GP, Inc., a Florida corporation, and Michael and Heidi Baumann, each individual citizens of the State of Florida.

RECITALS

WHEREAS, Trade Street Fund, Trade Street Capital, the Acquirer, the Operating Partnership, BREF and certain other parties named therein are parties to that certain Contribution Agreement, dated April 23, 2012 (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Capitalized terms used herein and not otherwise defined herein shall have the same meaning as provided in the Agreement.

2.	In order to remedy a typographical error in the Agreement, Section 1.4(b)(D) of the Agreement is amended to provide that the Class B Preferred OP Units shall be convertible into Common OP Units on the first anniversary of the date of issuance, not the second anniversary of the date of issuance.

3.	In order to remedy a typographical error in the Trade Street Disclosure Schedule, Schedule 3.2(a) of the Trade Street Disclosure Schedule is hereby amended to replace “BCOM Adviser GP, Inc.” with “Trade Street Adviser GP, Inc.”

4.	Section 4.2(j) of the Agreement is deleted in its entirety and replaced with the following:

(j) Exchange Act Registration; Stock Exchange Listing. Acquirer shall provide all information concerning Acquirer and its business and assets as may be requested in connection with, and shall otherwise cooperate with Trade Street Capital in, the preparation and filing of a registration statement registering the Common Stock under Section 12(b) of the Exchange Act and in the preparation and filing of an application to list the Acquirer Common Stock for trading on a national securities exchange.

5.	In order to remedy a typographical error in the Agreement, Section 7.14(a)(D) of the Agreement is deleted in its entirety and replaced with the following:

(D) “Issued Shares” means collectively shares of Common Stock and Class A Preferred Stock of Acquirer issued to Trade Street Fund and BREF, as applicable, pursuant to the terms of this Agreement.

6.	The BREF Disclosure Schedules are amended to delete in their entirety the following schedules and to replace the same with the schedules attached hereto as Exhibit A, which schedules are incorporated by reference and made a part of the BREF Disclosure Schedule: Schedule A, Schedule B, Schedule 1.6, Schedule 3.3(i), and Schedule 4.3(j).

7.	Recital M, Section 1.8, Section 4.2(h) and Section 4.2(i) of the Agreement are hereby amended to change the record date for the payment of the Special Distribution and the issuance of the Warrants from the close of business on the day immediately prior to the Closing Date to May 17, 2012.

8.	The Acquirer Disclosure Schedules are amended to delete in their entirety the following schedules and to replace the same with the schedules attached hereto as Exhibit B, which schedules are incorporated by reference and made a part of the Acquirer Disclosure Schedule: Schedule 3.1(d) and Schedule 3.1(n).

9.	Except as expressly amended hereby, the Agreement is and shall remain in full force and effect in accordance with its original terms and conditions.

10.	This Amendment may be executed in one or more counterparts and may be delivered by facsimile or electronic mail, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

[Signature Page to First Amendment to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to Contribution Agreement as of the Effective Date.

TRADE STREET FUND:		TRADE STREET CAPITAL:

Trade Street Property Fund I, LP		Trade Street Capital, LLC

		By:	/s/ Michael Baumann
By: BSF-TSC GP, LLC, its general partner		Name:	Michael Baumann
		Title:	President
By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	President

BREF:

BCOM Real Estate Fund, LLC

By:	BCOM Investment Manager, LLLP, its managing member

	By:	BCOM Manager GP, Inc., its general partner

		By:	/s/ Michael Baumann
		Name:	Michael Baumann
		Title:	President

[Signature Page to First Amendment to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to Contribution Agreement as of the Effective Date.

ACQUIRER:

Feldman Mall Properties, Inc.

By:	/s/ James W. Sight
Name:	James W. Sight
Title:	President

OPERATING PARTNERSHIP:

Feldman Equities Operating Partnership, LP

By:	Feldman Holdings Business Trust I, its general partner

By:	/s/ James W. Sight
Name:	James W. Sight
Title:	President

[Signature Page to First Amendment to Contribution Agreement]

The undersigned execute this First Amendment to Contribution Agreement in their capacities as the general partner and limited partners of Trade Street Investment Adviser, LLLP and acknowledge this First Amendment to Contribution Agreement to the extent it affects Section 3.2 of the Contribution Agreement.

GENERAL PARTNER:

Trade Street Adviser GP, Inc.

By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	President

LIMITED PARTNERS:

/s/ Michael Baumann
Michael Baumann

/s/ Heidi Baumann
Heidi Baumann

[Signature Page to First Amendment to Contribution Agreement]

The undersigned executes this First Amendment to Contribution Agreement and acknowledges this First Amendment to Contribution Agreement to the extent it affects Section 3.2 of the Contribution Agreement.

POST OAK JV PARTNER:

Post Oak Partners, LLC

By: Trade Street Residential, LLC, its manager

By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	Manager

EXHIBIT A

See attached.

SCHEDULE A - DEVELOPMENT COMPANIES AND CONTRIBUTED

DEVELOPMENT ASSETS

The Development Companies are set forth below. Each Development Company is wholly owned by BREF and BREF’s contribution of all of the membership interests in each of the Development Companies constitutes the Contributed Development Assets.

PROPERTY NAME	PROPERTY LOCATION	DEVELOPMENT COMPANY

Venetian[1]	Fort Myers, FL	BREF Venetian, LLC (FL LLC)

Midlothian Town Center - East[2]	Midlothian, VA	BREF/Midlothian, LLC (FL LLC)

The Estates at Maitland[3]	Orlando, FL	BREF-Maitland, LLC (FL LLC)

(1) This Development Property is owned by BREF Venetian, LLC, which received title to the property in lieu of BREF’s subsidiary enforcing its rights with respect to certain defaulted debt obligations owned by the owner of this Development Property.

(2) This Development Property is owned by MTC East, LLC, a Georgia limited liability company and wholly owned subsidiary of BREF/Midlothian, LLC.

(3) This Development Property is owned by BREF/BSP Partners/Maitland, LLLP, a Delaware limited liability limited partnership, of which BREF-Maitland, LLC owns a 97.917% limited partnership interest and BREF-Maitland GP, LLC owns a 1.0% general partnership interest. The remaining limited partnership interests in BREF/BSP Partners/Maitland, LLLP are owned by BSP Maitland, LLC (0.083%) and BSP Maitland II, LLC (1.0%), both of which are unaffiliated entities.

SCHEDULE B - DEVELOPMENT PROPERTIES

PROPERTY NAME	PROPERTY LOCATION	PLANNED UNITS	CONTRIBUTED APPRAISED ($ IN THOUSANDS)	CONTRIBUTED EQUITY VALUE ($ IN THOUSANDS)
Venetian	Fort Myers, FL	436	$11,000	$11,000
Midlothian Town center - East	Midlothian, VA	238	$8,000	$8,000
The Estates at Maitland	Orlando, FL	374	$10,000	$5,412

		1048	$29,000	$24,412

Once development and placed into service, the Development Properties will be operated as apartment communities.

SCHEDULE 1.6 - EXISTING BREF LOANS

PROPERTY NAME	PROPERTY LOCATION	BORROWER	LENDER	TOTAL LOAN

Oak Reserve at Winter Park	Winter Park, FL	BREF-Masters Cove, LLC	CNLBANK	$9,858,530

The Estates at Maitland	Orlando, FL	BREF/BSP Partners/Maitland, LLLP	Florida Capital Bank, N.A.	$4,588,000

				$14,446,530

Schedule 3.3(i)

Existing BREF Loans

The Existing BREF Loan with respect to The Estates at Maitland matured on April 2, 2012. BREF has reached an agreement with the lender to extend the maturity date for this loan to April 2, 2013, which agreement will be entered into as of the Closing Date of the Contribution Agreement.

Schedule 4.3

Conduct of Business by BREF and the BREF Companies

4.3(c) — None.

4.3(h) — None.

4.3(j) — The Existing BREF Loan with respect to The Estates at Maitland matured on April 2, 2012. BREF has reached an agreement with the lender to extend the maturity date for this loan to April 2, 2013, which agreement will be entered into as of the Closing Date of the Contribution Agreement, BREF executed that certain Continuing Guaranty Agreement, dated November 25, 2008, in favor of RBC Bank (the “Lender”), guarantying certain obligations of BSP/Sunnyside, LLC (the “Borrower”) to the Lender. The term of the loan has expired and BREF is in the process of negotiating with the Lender to purchase the underlying note from the Lender, If such negotiations are successful, the Continuing Guaranty Agreement will be terminated.

EXHIBIT B

See attached.

Paragraph 3.1(d)

Authorized, Issued & Outstanding Common Stock of Acquirer

Common capital stock: 250,000,000 shares of stock, of which 200,000,000 shares are common stock, $0.01 par value per share, and 50,000,000 shares are preferred stock, $0.01 par value per share, are authorized.

Partnership Interests of Operating Partnership

Name and Address of Partners	OP Units	Earnout Units	PI Units	Preferred Units	Junior Units	Other Partnership Units
General Partners

Feldman Holdings Business trust I, a Maryland business trust 2 Ponds Edge Drive Chadds Ford, PA 19317	125,113	0	0	0	0	0

Limited Partners

Feldman Holdings Business Trust II, a Maryland business trust 2 Ponds Edge Drive Chadds Ford, PA 19317	15,117,366	0	0	0	0	0

Total	15,242,479	0	0	0	0	0

Partnership Interests in New Operating Partnership

Paragraph 3.1(d)

Article VI of the Articles of Amendment and Restatement of the Acquirer restricts the ownership and transfer of capital stock of the Acquirer.

2004 Equity Incentive Plan of Feldman Mall Properties, Inc., dated December 14, 2004.

Redemption rights under the Second Amended and Restated Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP , dated August 26, 2005 (as amended by that certain First Amendment to Second Amended and Restated Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP, dated November 16, 2011.

Registration Rights Agreement of Feldman Mall Properties, Inc. (as amended), dated November 15, 2004.

Paragraph 3.1(n)

Liabilities

See attached.